FINANCIAL   AGREEMENT

This Financial Agreement (the “Agreement”) is made by and between USChina Taiwan Incorporation (the “INC”) and Ching-Sang Hong, collectively the “Parties”, on the fifteenth day of March 2010.

Whereas the “INC” is a Nevada registered stock incorporation with management consulting services specialized in financial area to serve the Taiwan private companies going publicly listing, and Ching-Sang Hong who owned majority of “INC”.

Now, therefore, in consideration of the mutual agreements promises set forth herein, the parties agree as follows:

1.

Ching-Sang Hong agrees to personally pay for expenses incurred by the “INC” before the public listing, and will not charge the "INC".

2.

Before "INC" making positive cash flow, Ching-Sang Hong will lend the “INC”, up to $70,000 without any interests charge. The “INC” will spend the money discretionally with controlled attention.

3.

The agreement may be changed any time by the agreement of both parties.

Agreed to and accepted as of the fifteenth day of March 2010 by:

USChina Taiwan Incorporation             Individual

/s/ Ching-Sang Hong                          /s/ Ching-Sang Hong

Ching-Sang Hong, Chairman                     Ching-Sang Hong